EXHIBIT 99.1
Platform Specialty Products Corporation
Announces Second Quarter of 2017 Financial Results
West Palm Beach, Fla., August 9, 2017 -- Platform Specialty Products Corporation (NYSE: PAH) (“Platform” or the “Company”), a global, diversified specialty chemicals company, today announced its financial results for the second quarter ended June 30, 2017.
Highlights for second quarter 2017 (compared with second quarter 2016):

•	Net sales increased 2% to $941 million

•	GAAP fully diluted loss per share of $0.21; adjusted earnings per share of $0.20, an increase of $0.04

•	Reported net loss attributable to common stockholders of $61 million

•	Adjusted EBITDA increased 6% to $205 million

•	Increasing low-end of full year 2017 adjusted EBITDA guidance; new range of $810 million to $830 million
Executive Commentary
Chief Executive Officer Rakesh Sachdev said, “The combined Platform businesses demonstrated another solid quarter of growth in organic sales and adjusted EBITDA in the second quarter of 2017. Driven by strong global demand for our industrial chemistries and an acceleration in sales of our electronics assembly solutions, particularly in Europe and Asia, we achieved strong organic sales growth in our Performance Solutions business. In our Ag business, we saw modest growth in most regions with the exception of EMEA where a weak growing season in parts of Eastern Europe and a change in our selling strategy in West Africa weighed on otherwise solid growth in Central and Southern Europe. Despite muted sales growth, our Ag business demonstrated meaningful adjusted EBITDA growth as we continued to emphasize sales of higher margin products, expand to new markets, and successfully execute on our continuous improvement cost savings plan. As expected, Q2 also marked the inflection point in our cash flow cycle as working capital release in our Ag business is expected to increase free cash flow from now through the end of the year.”
Sachdev continued, “As we look out to the rest of 2017, we are encouraged by many of the operational improvements we are seeing in our businesses. We are continuing to invest in new organic opportunities in both segments and are seeing many of our customers grow as well. At the same time, some of our end markets, including U.S. automotive and global electronics, are starting to level out or come up against difficult comparisons from 2016. It is in this context that we are raising the low-end of our full year 2017 adjusted EBITDA guidance to $810 million for an adjusted EBITDA guidance range of $810 million to $830 million.”
Second quarter 2017 Income Statement Highlights (compared with second quarter 2016):

•
Net sales on a reported basis for the second quarter of 2017 were $941 million, an increase of 2%. Organic sales, which excludes the impact of currency changes, certain metal prices, acquisitions and/ or divestitures, increased 2%.

◦	MacDermid Performance Solutions (the Performance Solutions segment): net sales increased 6% to $462 million. Organic sales increased 6%.

◦	Arysta LifeScience (the Agricultural Solutions segment): net sales decreased 1% to $479 million. Organic sales decreased 2%.

•	Reported net loss attributable to common stockholders was $61 million, as compared to a net loss of $9 million.

•	Adjusted EBITDA for the second quarter of 2017 was $205 million, an increase of 6%. On a constant currency basis, adjusted EBITDA increased 8%.

◦	MacDermid Performance Solutions: Adjusted EBITDA was $103 million, an increase of 5%. On a constant currency basis, adjusted EBITDA increased 7%.

◦	Arysta LifeScience: Adjusted EBITDA was $103 million, an increase of 8%. On a constant currency basis, adjusted EBITDA increased 9%.

◦	Adjusted EBITDA margin for the combined company improved by 87 basis points to 21.8%. On a constant currency basis, adjusted EBITDA margin improved by 107 basis points.

•	Additional cost synergies within the Performance Solutions segment of $5 million were achieved in the second quarter of 2017 from the ongoing integration.

•	Basic and fully diluted loss per share was $0.21, as compared to a loss of $0.04.

•	Adjusted earnings per share was $0.20, an improvement of $0.04 per share.
2017 Guidance Updated
Platform increased the low-end of its previously provided adjusted EBITDA guidance for 2017 from $800 million to $810 million, resulting in an updated adjusted EBITDA guidance range of $810 million to $830 million. This guidance is based on foreign exchange rates as of June 30, 2017.
Conference Call
Platform will host a webcast/dial-in conference call to discuss its second quarter of 2017 financial results at 8:30 a.m. (Eastern Time) on Wednesday, August 9, 2017. Participants on the call will include Rakesh Sachdev, Chief Executive Officer; John P. Connolly, Chief Financial Officer; Benjamin Gliklich, Executive Vice President - Operations and Strategy; Scot R. Benson, President - Performance Solutions and Diego Lopez Casanello, President - Agricultural Solutions.
To listen to the call by telephone, please dial (855) 357-3116 (domestic) or (484) 365-2867 (international) and provide the Conference ID: 61306653. The call will be simultaneously webcast at www.platformspecialtyproducts.com. A replay of the webcast will be available for three weeks shortly after completion of the live call at www.platformspecialtyproducts.com.
About Platform
Platform is a global, diversified producer of high-technology specialty chemicals and provider of technical services. The business involves the formulation of a broad range of solutions-oriented specialty chemicals, which are sold into multiple industries, including automotive, agriculture, animal health, electronics, graphic arts, and offshore oil and gas production and drilling. More information on Platform is available at www.platformspecialtyproducts.com.
Forward-Looking Statements
This release is intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995 as it contains "forward-looking statements" within the meaning of the federal securities laws. These statements will often contain words such as "expect," "anticipate," "project," "will," "should," "believe," "intend," "plan," "estimate" and similar expressions, and relate, without limitations, to Platform's adjusted EBITDA and adjusted earnings per share, expected or estimated organic and net sales, meeting financial and/or strategic goals and objectives, including the Company's full year 2017 guidance, segment adjusted EBITDA, net interest expense, income tax provision, cash flow from operations, full year cash interest, taxes and capital expenditures, restructuring costs and other non-cash charges, outlook for the Company's markets and the demand for its products, free cash flows, gross, operating and adjusted EBITDA margin requirements and expansion, performance trends, extending into new markets, bank leverage ratios, the success of new product introductions, growth in costs and expenses, the impact of commodities and currencies costs, and the Company's ability to manage its risk in these areas, the Company’s ability to identify, hire and retain executives and other qualified employees, the Company’s assessment over its internal control over financial reporting, and the impact of acquisitions, divestitures, restructurings, refinancings, and other unusual items, including the Company's ability to raise new debt and equity and to integrate and obtain the anticipated benefits, results and synergies from its consummated acquisitions and related strategic initiatives. These projections and statements are based on management's estimates and assumptions with respect to future events and financial performance, and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those projected as a result of certain factors. A discussion of factors that could cause actual results to vary is included in Platform's periodic and other reports filed with the Securities and Exchange Commission, including Platform's annual report on Form 10-K for the fiscal year ended December 31, 2016. Platform undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

PLATFORM SPECIALTY PRODUCTS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except per share amounts)	2017	2016	2017	2016
Net sales	$941.1	$921.6	$1,802.9	$1,745.4
Cost of sales	541.2	541.0	1,024.6	1,008.8
Gross profit	399.9	380.6	778.3	736.6
Operating expenses:
Selling, technical, general and administrative	284.4	265.2	541.9	549.2
Research and development	25.1	20.5	46.7	40.4
Total operating expenses	309.5	285.7	588.6	589.6
Operating profit	90.4	94.9	189.7	147.0
Other expense:
Interest expense, net	(85.0)	(97.4)	(174.4)	(191.2)
Foreign exchange (loss) gain	(59.9)	25.0	(72.5)	(46.2)
Other income (expense), net	5.6	(3.7)	3.4	(6.7)
Total other expense	(139.3)	(76.1)	(243.5)	(244.1)
(Loss) income before income taxes and non-controlling interests	(48.9)	18.8	(53.8)	(97.1)
Income tax expense	(11.1)	(26.9)	(29.8)	(45.3)
Net loss	(60.0)	(8.1)	(83.6)	(142.4)
Net income attributable to the non-controlling interests	(1.1)	(0.7)	(1.9)	(1.2)
Net loss attributable to common stockholders	$(61.1)	$(8.8)	$(85.5)	$(143.6)
Loss per share
Basic	$(0.21)	$(0.04)	$(0.30)	$(0.63)
Diluted	$(0.21)	$(0.04)	$(0.30)	$(0.63)
Weighted average shares outstanding
Basic	286.1	229.6	285.3	229.5
Diluted	286.1	229.6	285.3	229.5

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PLATFORM SPECIALTY PRODUCTS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	December 31,
(in millions)	2017	2016
Assets
Cash and cash equivalents	$427.1	$422.6
Accounts receivable, net	1,168.2	1,054.8
Inventories	536.6	416.4
Prepaid expenses	67.5	71.3
Other current assets	143.0	106.1
Total current assets	2,342.4	2,071.2
Property, plant and equipment, net	455.8	460.5
Goodwill	4,274.7	4,178.9
Intangible assets, net	3,184.6	3,233.3
Other assets	128.8	110.2
Total assets	$10,386.3	$10,054.1
Liabilities & stockholders' equity
Accounts payable	$432.6	$383.6
Current installments of long-term debt and revolving credit facilities	188.8	116.1
Accrued salaries, wages and employee benefits	77.0	103.5
Accrued income taxes payable	56.9	82.5
Accrued expenses and other current liabilities	449.6	397.0
Total current liabilities	1,204.9	1,082.7
Debt and capital lease obligations	5,271.1	5,122.9
Pension and post-retirement benefits	73.5	73.8
Deferred income taxes	665.7	663.2
Contingent consideration	78.0	75.8
Other liabilities	140.8	145.9
Total liabilities	7,434.0	7,164.3
Stockholders' equity
Preferred stock - Series A	—	—
Common stock: 400.0 shares authorized (2017: 286.3 shares issued; 2016: 284.2 shares issued)	2.8	2.8
Additional paid-in capital	4,012.8	3,981.3
Treasury stock (2017: 0.0 shares)	(0.1)	—
Accumulated deficit	(659.0)	(573.5)
Accumulated other comprehensive loss	(533.8)	(674.5)
Total stockholders' equity	2,822.7	2,736.1
Non-controlling interests	129.6	153.7
Total equity	2,952.3	2,889.8
Total liabilities and stockholders' equity	$10,386.3	$10,054.1

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PLATFORM SPECIALTY PRODUCTS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended		Six Months Ended
(in millions)	June 30, 2017	March 31, 2017	June 30, 2017	June 30, 2016
Cash flows from operating activities:
Net loss	$(60.0)	$(23.6)	$(83.6)	$(142.4)
Reconciliation of net loss to net cash flows (used in) provided by operating activities:
Depreciation and amortization	87.0	85.9	172.9	168.0
Deferred income taxes	(5.7)	(14.2)	(19.9)	(24.1)
Amortization of inventory step-up	—	—	—	11.7
Unrealized foreign exchange loss	56.5	13.7	70.2	33.4
Other, net	28.4	12.8	41.2	28.6
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	25.3	(120.1)	(94.8)	(91.0)
Inventories	(2.6)	(83.9)	(86.5)	(41.3)
Accounts payable	8.2	32.9	41.1	(56.7)
Accrued expenses	1.2	(15.9)	(14.7)	(11.3)
Prepaid expenses and other current assets	(20.1)	(2.1)	(22.2)	6.0
Other assets and liabilities	(11.0)	(5.9)	(16.9)	5.8
Net cash flows provided by (used in) operating activities	107.2	(120.4)	(13.2)	(113.3)
Cash flows from investing activities:
Capital expenditures	(13.8)	(14.9)	(28.7)	(22.6)
Investment in registrations of products	(5.2)	(12.9)	(18.1)	(15.4)
Proceeds from disposal of property, plant and equipment	—	4.0	4.0	12.1
Other, net	(3.6)	(1.6)	(5.2)	(4.3)
Net cash flows used in investing activities	(22.6)	(25.4)	(48.0)	(30.2)
Cash flows from financing activities:
Change in lines of credit, net	(19.1)	89.0	69.9	104.1
Debt proceeds, net of discount and premium	1,927.6	—	1,927.6	—
Repayments of borrowings	(1,937.7)	(9.0)	(1,946.7)	(17.4)
Change in on-balance sheet factoring arrangements	(0.9)	6.0	5.1	(36.9)
Other, net	(2.6)	(6.0)	(8.6)	(2.3)
Net cash flows (used in) provided by financing activities	(32.7)	80.0	47.3	47.5
Effect of exchange rate changes on cash and cash equivalents	8.8	9.6	18.4	5.5
Net increase (decrease) in cash and cash equivalents	60.7	(56.2)	4.5	(90.5)
Cash and cash equivalents at beginning of period	366.4	422.6	422.6	432.2
Cash and cash equivalents at end of period	$427.1	$366.4	$427.1	$341.7

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PLATFORM SPECIALTY PRODUCTS CORPORATION
ADDITIONAL FINANCIAL INFORMATION
(Unaudited)

I. UNAUDITED SEGMENT RESULTS
	Three Months Ended June 30,			Constant Currency		Organic
(in millions)	2017	2016	% Change	2017	% Change	% Change
Net Sales
Performance Solutions	$462.3	$438.0	6%	$471.1	8%	6%
Agricultural Solutions	478.8	483.6	(1)%	476.0	(2)%	(2)%
Total	$941.1	$921.6	2%	$947.1	3%	2%
Adjusted EBITDA
Performance Solutions	$102.7	$97.9	5%	$105.2	7%
Agricultural Solutions	102.5	95.0	8%	103.2	9%
Total	$205.2	$192.9	6%	$208.4	8%
Adjusted EBITDA Margin
Performance Solutions	22.2%	22.4%	(13) bps	22.3%	(2) bps
Agricultural Solutions	21.4%	19.6%	177 bps	21.7%	204 bps
Total	21.8%	20.9%	87 bps	22.0%	107 bps

Adjusted EBITDA excluding corporate costs
Performance Solutions	$110.0	$105.4	4%	$112.5	7%
Agricultural Solutions	$109.8	$102.6	7%	$110.5	8%
Adjusted EBITDA Margin excluding corporate costs
Performance Solutions	23.8%	24.1%	(27) bps	23.9%	(18) bps
Agricultural Solutions	22.9%	21.2%	171 bps	23.2%	199 bps

	Six Months Ended June 30,			Constant Currency		Organic
(in millions)	2017	2016	% Change	2017	% Change	% Change
Net Sales
Performance Solutions	$909.4	$858.0	6%	$927.5	8%	5%
Agricultural Solutions	893.5	887.4	1%	887.2	—%	—%
Total	$1,802.9	$1,745.4	3%	$1,814.7	4%	3%
Adjusted EBITDA
Performance Solutions	$205.0	$180.8	13%	$210.9	17%
Agricultural Solutions	193.3	180.5	7%	195.8	8%
Total	$398.3	$361.3	10%	$406.7	13%
Adjusted EBITDA Margin
Performance Solutions	22.5%	21.1%	147 bps	22.7%	167 bps
Agricultural Solutions	21.6%	20.3%	129 bps	22.1%	173 bps
Total	22.1%	20.7%	139 bps	22.4%	171 bps

Adjusted EBITDA excluding corporate costs
Performance Solutions	$220.1	$197.4	11%	$226.0	14%
Agricultural Solutions	$208.5	$197.1	6%	$211.0	7%
Adjusted EBITDA Margin excluding corporate costs
Performance Solutions	24.2%	23.0%	119 bps	24.4%	136 bps
Agricultural Solutions	23.3%	22.2%	113 bps	23.8%	157 bps

6

PLATFORM SPECIALTY PRODUCTS CORPORATION
ADDITIONAL FINANCIAL INFORMATION (continued)
(Unaudited)

II. UNAUDITED CAPITAL STRUCTURE
(in millions)		Maturity	Coupon	June 30, 2017
Instrument
Corporate Revolver ($500M)		6/7/2019		$105.0
Term Loan B5 - USD	(1)	6/7/2020	L + 350	605.5
Term Loan B6 - USD	(1) (2)	6/7/2023	L + 300	1,227.9
Term Loan C4 - EUR	(1)	6/7/2020	E + 325	793.6
Term Loan C5 - EUR	(1) (2)	6/7/2023	E + 275	740.6
Other Secured Debt				18.5
Total First Lien Debt				3,491.1
10.375% Senior Notes due 2021		5/1/2021	10.375%	500.0
6.5% Senior Notes due 2022		2/1/2022	6.5%	1,100.0
6.0% Senior Notes due 2023 (Euro)		2/1/2023	6.0%	399.8
Other Unsecured Debt				49.7
Total Unsecured Debt				2,049.5
Total Debt				5,540.6
Cash Balance as of 6/30/2017				427.1
Net Debt				$5,113.5
Adjusted Shares Outstanding	(3)			300.3
Market Capitalization	(4)			$3,807.8
Total Capitalization				$8,921.3

(1)
Platform swapped certain of its floating term loans to fixed rate including $1.1 billion of its USD tranches and €280 million of its Euro tranches. At June 30, 2017, approximately 37% of debt was floating and 63% was fixed.

(2)
These term loans mature on June 7, 2023, provided that the Company prepays, redeems or otherwise retires and/or refinances in full its 6.50% USD Senior Notes due 2022, as permitted under its Amended and Restated Credit Agreement, on or prior to November 2, 2021, otherwise the maturity reverts to November 2, 2021.

(3)	See "Calculation of Non-GAAP Adjusted Shares at June 30, 2017 and 2016 (Unaudited)" after the Adjusted Earnings Per Share table.
(4)	Based on Platform's closing price of $12.68 at June 30, 2017.

III. SELECTED FINANCIAL DATA
	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2017	2016	2017	2016
Interest Expense	$85.9	$98.6	$175.7	$195.2
Interest Paid	$69.9	$82.8	$163.3	$182.8
Income Tax Expense	$11.1	$26.9	$29.8	$45.3
Income Taxes Paid	$41.6	$28.0	$84.2	$54.3
Capital Expenditures	$13.8	$11.0	$28.7	$22.6
Investment in Registrations of Products	$5.2	$7.9	$18.1	$15.4

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IV. Non-GAAP Measures
For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operations, balance sheets, or statements of cash flows of the company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented.
To supplement the financial measures prepared in accordance with GAAP, Platform has provided in this release the following non-GAAP financial measures: adjusted EBITDA, adjusted EBITDA margin, adjusted EBITDA guidance, adjusted earnings (loss) per share, and organic sales growth. Platform also evaluates and presents its results of operations on a constant currency basis. Management internally reviews each of these non-GAAP measures to evaluate performance on a comparative period-to-period basis in terms of absolute performance, trends and expected future performance with respect to the Company’s business. Management believes that these non-GAAP measures provide investors with an additional perspective on trends and underlying operating results on a period-to-period comparable basis.  Platform also believes that investors find this information helpful in understanding the ongoing performance of its operations separate from items that may have a disproportionate positive or negative impact on Platform's financial results in any particular period.  However, non-GAAP financial measures are not prepared in accordance with GAAP, as they exclude certain items as described herein, and may not be indicative of the results that the Company expects to recognize for future periods. In addition, these non-GAAP financial measures may differ from measures that other companies may use. This non-GAAP information, however, is supplemental in nature and should not be considered in isolation, or a substitute for, or superior to, the related financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures included herein.
A reconciliation of non-GAAP to GAAP financial measures has been provided in the financial tables as part of this release. The Company only provides adjusted EBITDA guidance and organic sales growth potential on a non-GAAP basis and does not provide reconciliations of such forward-looking non-GAAP measures to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for restructuring, integration and acquisition-related expenses, share-based compensation amounts, adjustments to inventory and other charges reflected in our reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.
Constant Currency:
The Company discloses operating results from net sales through operating profit on a constant currency basis, by adjusting to exclude the impact of changes due to the translation of foreign currencies of its international locations into U.S. Dollar. Management believes this non-GAAP financial information facilitates period-to-period comparison in the analysis of trends in business performance, thereby providing valuable supplemental information regarding its results of operations, consistent with how the Company internally evaluates its financial results.
The impact of foreign currency is calculated by converting the Company's current-period local currency financial results into U.S. Dollar using the prior period's exchange rates and comparing these adjusted amounts to its prior period reported results. The difference between actual growth rates and constant currency growth rates represents the impact of foreign currency.

	Three Months Ended June 30, 2017			Six Months Ended June 30, 2017
(in millions)	Reported	Impact of Currency	Constant Currency	Reported	Impact of Currency	Constant Currency
Net Sales
Performance Solutions	$462.3	$8.8	$471.1	$909.4	$18.1	$927.5
Agricultural Solutions	478.8	(2.8)	476.0	893.5	(6.3)	887.2
Total	$941.1	$6.0	$947.1	$1,802.9	$11.8	$1,814.7
Adjusted EBITDA
Performance Solutions	$102.7	$2.5	$105.2	$205.0	$5.9	$210.9
Agricultural Solutions	102.5	0.7	103.2	193.3	2.5	195.8
Total	$205.2	$3.2	$208.4	$398.3	$8.4	$406.7

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Organic Sales Growth:
Organic sales growth is defined as net sales excluding the impact of foreign currency translation, changes due to the price of certain metals, and acquisitions and/ or divestitures, as applicable. Management believes this non-GAAP financial measure provides investors with a more complete understanding of the underlying net sales trends by providing comparable sales over differing periods on a consistent basis.
The following tables reconcile GAAP net sales growth to organic sales growth for the three and six months ended June 30, 2017:

	Three Months Ended June 30, 2017
	Reported Net Sales Growth	Impact of Currency	Metals	Acquisitions	Organic Sales Growth
Performance Solutions	6%	2%	(2)%	—%	6%
Agricultural Solutions	(1)%	(1)%	—%	—%	(2)%
Total	2%	1%	(1)%	—%	2%

	Six Months Ended June 30, 2017
	Reported Net Sales Growth	Impact of Currency	Metals	Acquisitions	Organic Sales Growth
Performance Solutions	6%	2%	(3)%	—%	5%
Agricultural Solutions	1%	(1)%	—%	—%	—%
Total	3%	1%	(1)%	—%	3%
For the three and six months ended June 30, 2017, metals pricing had a positive impact on Performance Solutions' results of $8.9 million and $21.9 million, respectively. For the six months ended June 30, 2017, Performance Solutions' results benefited from acquisitions by $2.8 million.
Adjusted Earnings Per Share:
Adjusted earnings per share is defined as net loss attributable to common stockholders adjusted to reflect adjustments consistent with our definition of adjusted EBITDA. Additionally, the Company eliminates the amortization associated with (i) intangibles assets recognized in purchase accounting for acquisitions and (ii) costs capitalized in connection with obtaining regulatory approval of our products (“registration rights”) as part of ongoing operations, and deducts capital expenditures associated with obtaining these registration rights. Further, it adjusts the effective tax rate to 35% as described in the notes to the footnotes to the non-GAAP measures reconciliations. The resulting adjusted net income available to stockholders is divided by the number of shares of outstanding common stock plus the number of shares that would be issued if all Platform's convertible stock were converted to common stock, vested stock options were exercised, and awarded equity grants were vested at each period presented. Adjusted earnings per share is a key metric used by management to measure operating performance and trends. In particular, the exclusion of certain expenses in calculating adjusted earnings per share facilitates operating performance comparisons on a period-to-period basis.

9

		Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except per share amounts)		2017	2016	2017	2016
Net loss attributable to common stockholders		$(61.1)	$(8.8)	$(85.5)	$(143.6)
Reversal of amortization expense	(1)	67.3	66.6	135.8	131.0
Adjustment for investment in registration of products	(1)	(5.2)	(7.9)	(18.1)	(15.4)
Long-term compensation issued in connection with acquisitions	(2)	0.1	0.1	0.1	0.4
Restructuring expense	(3)	9.3	7.1	11.6	12.2
Amortization of inventory step-up	(4)	—	(0.3)	—	11.7
Acquisition and integration costs	(5)	0.4	5.2	4.0	24.2
Non-cash change in fair value of contingent consideration	(6)	1.2	1.3	2.2	4.1
Legal settlement	(7)	(10.6)	(2.8)	(10.6)	(2.8)
Foreign exchange (gain) loss on foreign denominated external and internal long-term debt	(8)	57.2	(19.3)	69.0	46.8
Debt refinancing costs	(9)	12.8	—	13.9	—
Other, net	(10)	11.7	—	14.6	2.6
Tax effect of pre-tax non-GAAP adjustments	(11)	(50.5)	(17.5)	(77.9)	(75.2)
Adjustment to estimated effective tax rate	(11)	28.2	20.3	48.7	79.3
Adjustment to reverse (loss) income attributable to certain non-controlling interests	(12)	—	(1.5)	1.9	(2.7)
Adjusted net income attributable to common stockholders		$60.8	$42.5	$109.7	$72.7

Adjusted earnings per share	(13)	$0.20	$0.16	$0.37	$0.27

Adjusted shares outstanding	(13)	300.3	266.2	300.3	266.2

(1)
The Company eliminates amortization related to (i) intangible assets recognized in purchase accounting for acquisitions and (ii) costs capitalized in connection with obtaining regulatory approval of its products ("registration rights") as part of ongoing operations, and deducts capital expenditures associated with obtaining these registration rights. The Company believes this adjustment provides insight with respect to the cash flows necessary to maintain and enhance the Company's product portfolio.

(2)
Adjustment for the portion of long-term compensation plans associated with acquisitions. The Company adjusts these costs because they are not considered to be reflective of ongoing operations. The Company does not adjust for the cost of ongoing, non-acquisition related, long-term compensation plans.

(3)
Adjusted for cost of restructuring acquired businesses in both the Agricultural Solutions and Performance Solutions segments. The Company adjusts these costs because they are not considered to be reflective of ongoing operations.

(4)
Adjustment for purchase accounting fair value adjustment to inventory associated with the acquisitions of Alent plc and OMG Electronic Chemicals (M) Sdn Bhd ("OMG Malaysia"), charged to cost of sales. The Company adjusts these costs because they are not considered to be reflective of ongoing operations.

(5)
The Company adjusts for costs associated with acquisitions, including costs of obtaining related financing such as investment banking, legal, and accounting fees, and transfer taxes in 2017 and 2016. 2016 adjustments also included the costs associated with a closed investigation related to certain past business practices of Arysta LifeScience Limited, an acquired company, and costs of integrating acquisitions. The Company adjusts these costs because they are not considered to be reflective of ongoing operations.

(6)
The Company adjusts for the change in fair value of the contingent consideration related to the acquisition of MacDermid, Incorporated (the "MacDermid Acquisition"). The Company adjusts these costs because they are not considered to be reflective of ongoing operations.

(7)
The Company adjusts for certain legal settlements that are not considered to be reflective of ongoing operations, including the 2017 adjustment related to a settlement agreement reached between MacDermid Printing Solutions LLC (now known as MacDermid Graphics Solutions LLC) and E.I. du Pont de Nemours and Company which resulted in a net gain of $10.6 million.

(8)
The Company adjusts for foreign exchanges gains and losses on long-term intercompany and third-party debt because the period-to-period movement of these currencies are out of its control, are expected to offset on a long-term basis, and, due to their long-term nature, are not fully realized. The Company does not exclude foreign exchange gains and losses on short-term intercompany and third-party payables and receivables.

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(9)
The Company adjusts for costs related to its term debt refinancing in 2017 because they are not considered to be reflective of ongoing operations, which consisted of $8.5 million, related primarily to the write-off of deferred financing fees and original issuance discounts on the modification of the existing debt, and $5.3 million of debt issuance costs.

(10)
2017 adjustments include non-recurring senior executive severance and costs associated with non-recourse factoring programs that are not included in interest expense. 2016 adjustments primarily corresponded to the write down of certain fixed assets that were subsequently disposed. The Company adjusts these costs because they are not considered to be reflective of ongoing operations.

(11)
The Company adjusts its effective tax rate to 35%. This adjustment does not reflect the Company’s current or near-term tax structure, including limitations on its ability to utilize net operating losses and foreign tax credits in certain jurisdictions. These factors significantly increase the Company's effective tax rate from 35%. As a result of current tax structure, the Company’s effective tax rate in accordance with GAAP was (22.7)% and (55.4)% for the three and six months ended June 30, 2017, respectively. The Company also applies an effective tax rate of 35% to pre-tax non-GAAP adjustments. The Company adjusts the effective tax rate because it believes it provides a meaningful comparison of its performance between periods.

(12)
The Company adjusts for the loss or income attributable to non-controlling interest created at the time of the MacDermid Acquisition because holders of such equity interest are expected to convert their holdings into shares of Platform's common stock. Further, the Company adjusts for the impact a sale of a business has on non-controlling interests. The Company adjusts these costs because they are not considered to be reflective of ongoing operations.

(13)
The Company defines "Adjusted shares" as the outstanding shares of Platform's common stock at June 30, 2017 and 2016 plus the number of shares that would be issued if all convertible stock were converted into Platform's common stock, vested stock options were exercised, and awarded equity grants were vested as of June 30, 2017 and 2016. The Company adjusts the outstanding shares of Platform's common stock for this calculation to provide an understanding of the Company’s results of operations on a per share basis.

CALCULATION OF NON-GAAP ADJUSTED SHARES AT JUNE 30, 2017 AND 2016 (Unaudited)

	June 30,
(in millions)	2017	2016
Basic outstanding shares	286.3	229.6
Number of shares issuable upon conversion of Series B Convertible Preferred Stock	—	22.1
Number of shares issuable upon conversion of PDH Common Stock	5.8	8.0
Number of shares issuable upon conversion of Series A Preferred Stock	2.0	2.0
Number of shares issuable upon vesting and exercise of Stock Options	0.7	0.6
Number of shares issuable upon vesting of granted Equity Awards	5.4	3.9
Adjusted shares	300.3	266.2
Adjusted EBITDA:
Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, as further adjusted for additional items included in earnings that are not representative or indicative of our ongoing business as described in the footnotes to the non-GAAP measures reconciliations. Adjusted EBITDA for each segment also includes an allocation of corporate costs, such as compensation expense and professional fees. Management believes adjusted EBITDA and adjusted EBITDA margin provide investors with a more complete understanding of the long-term profitability trends of Platform’s business, and facilitate comparisons of its profitability to prior and future periods.

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		Three Months Ended June 30,		Six Months Ended June 30,
(in millions)		2017	2016	2017	2016
Net loss attributable to common stockholders		$(61.1)	$(8.8)	$(85.5)	$(143.6)
Net income attributable to the non-controlling interests		1.1	0.7	1.9	1.2
Income tax expense		11.1	26.9	29.8	45.3
(Loss) income before income taxes and non-controlling interests		(48.9)	18.8	(53.8)	(97.1)
Adjustments to reconcile to adjusted EBITDA:
Interest expense, net		85.0	97.4	174.4	191.2
Depreciation expense		19.7	18.8	37.1	37.0
Amortization expense		67.3	66.6	135.8	131.0
Long-term compensation issued in connection with acquisitions	(2)	0.1	0.1	0.1	0.4
Restructuring expense	(3)	9.3	7.1	11.6	12.2
Amortization of inventory step-up	(4)	—	(0.3)	—	11.7
Acquisition and integration costs	(5)	0.4	5.2	4.0	24.2
Non-cash change in fair value of contingent consideration	(6)	1.2	1.3	2.2	4.1
Legal settlements	(7)	(10.6)	(2.8)	(10.6)	(2.8)
Foreign exchange loss (gain) on foreign denominated external and internal long-term debt	(8)	57.2	(19.3)	69.0	46.8
Debt refinancing costs	(9)	12.8	—	13.9	—
Other, net	(10)	11.7	—	14.6	2.6
Adjusted EBITDA		$205.2	$192.9	$398.3	$361.3
* See footnote descriptions below the Adjusted Earnings Per Share table.
CONTACT:
Investor Relations Contact:
Carey Dorman
Director - Corporate Development
Platform Specialty Products Corporation
1-561-406-8465

Media Contact:
Liz Cohen
Weber Shandwick
1-212-445-8044

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